SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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JLG INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JLG INDUSTRIES, INC.

1 JLG Drive
McConnellsburg, Pennsylvania 17233

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Thursday, November 18, 2004

Dear Shareholder:

      The 2004 annual shareholders meeting will be held at the Fountainhead Country Club, 13316 Fountain Head Road, Hagerstown, Maryland 21742 on Thursday, November 18, 2004 at 9:00 a.m. You can find directions to the meeting on the back cover of the proxy statement. At the annual meeting you will be asked:

1.	To elect a board of eight directors of the Company to hold office until the next Annual Meeting of Shareholders or until their successors shall be elected and qualified.

2.	To ratify the selection of independent auditors for the 2005 fiscal year.

3.	To consider such other business as may properly come before the Annual Meeting.

      You may vote at this meeting if you were a shareholder of JLG stock at the close of business on October 1, 2004.

      Your vote is important to us. Please promptly sign, date and mail the enclosed proxy card in the postage-paid return envelope provided.

For the Board of Directors,

THOMAS D. SINGER
Secretary

October 6, 2004

PROXY STATEMENT

PROXY STATEMENT

VOTING PROCEDURES AND OTHER GENERAL MATTERS

      In this statement, “JLG”, “Company”, “we” and “our” all refer to JLG Industries, Inc.

Why am I receiving this proxy statement?

      JLG’s Board of Directors is soliciting proxies for JLG’s 2004 annual meeting of stockholders. You are receiving a proxy statement because you owned shares of JLG common stock on October 1, 2004 and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

      The notice of annual meeting, proxy statement and proxy card are being mailed to stockholders on or about October 15, 2004.

What will I be voting on?

1.	The election of a board of eight directors.

2.	A proposal to ratify the selection of Ernst & Young LLP as JLG’s independent auditors for the 2005 fiscal year.

3.	Any other business that may properly come before the meeting.

How do I vote?

      You can vote either in person at the annual meeting or by proxy without attending the annual meeting. We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your proxy will not be counted.

      Follow the instructions on your voting instruction form. You may vote by filling out the enclosed proxy card, signing it, and mailing it in the enclosed prepaid postage envelope.

      If you hold your shares in “street name”, please refer to the information forwarded by your bank, broker or other holder of record to see which options are available to you.

      If you hold shares through one of JLG’s employee savings plans, your vote must be received by November 12, 2004 or the shares represented by the card will not be voted.

Can I change my vote?

      Yes. At any time before your proxy is voted, you may change your vote by:

•	revoking it by written notice to the Corporate Secretary, JLG Industries, Inc., 1 JLG Drive, McConnellsburg, Pennsylvania 17233;

•	delivering a later-dated proxy; or

•	voting in person at the meeting.

      If you hold your shares in “street name”, please refer to the information forwarded by your bank, broker or other holder of record for procedures on revoking or changing your proxy.

How many votes do I have?

      You will have one vote for every share of JLG common stock that you owned on October 1, 2004.

How many shares are entitled to vote?

      There were 44,017,105 shares of JLG common stock outstanding on October 1, 2004 that will be entitled to vote at the meeting. Each share is entitled to one vote. There is no cumulative voting.

How many votes must be present to hold the meeting?

      Under JLG’s By-Laws, a majority of the votes that can be cast must be present in person or by proxy, to hold the annual meeting.

How many votes are needed for the proposals to pass?

      Directors are elected by a plurality and the eight nominees who receive the most votes will be elected. Each other matter submitted for shareholder approval shall be approved upon the affirmative vote of a majority of the votes cast by shareholders.

What if I vote “abstain”?

      A vote to “abstain” on the election of directors will have no effect on the outcome.

      If you vote “abstain”, your shares will be counted as present for purposes of determining whether enough votes are present to hold the annual meeting.

What if I don’t return my proxy card and don’t attend the annual meeting?

      If you are a holder of record (that is, your shares are registered in your own name with our transfer agent) and you don’t vote your shares, your shares will not be voted.

      If you hold your shares in “street name”, and you don’t give your bank, broker or other holder of record specific voting instructions for your shares, under rules of the New York Stock Exchange your record holder can vote your shares on the election of directors.

      If you don’t give your record holder specific voting instructions and your record holder does not vote, the votes will be “broker non-votes”. “Broker non-votes” will have no effect on the vote for the election of directors. “Broker non-votes” will be counted as present for purposes of determining whether enough votes are present to hold the annual meeting.

What happens if a nominee for director declines or is unable to accept election?

      If you vote by proxy, and if unforeseen circumstances make it necessary for the Board of Directors to substitute another person for a nominee, we will vote your shares for that other person.

Who pays the cost of soliciting proxies?

      JLG will pay the costs of soliciting proxies. Officers, directors, or other employees of the Company, acting on our behalf, may also solicit proxies. In addition to soliciting proxies by mail, proxies may be solicited personally, by telephone, facsimile and electronic means.

Will I receive a copy of JLG’s annual report?

      We have mailed you our Annual Report for the year ended July 31, 2004 with this Proxy Statement. The Annual Report includes JLG’s audited financial statements, along with other financial information, and we urge you to read it carefully.

How can I receive a copy of JLG’s Form 10-K?

      You can obtain, free of charge, a copy of our Annual Report on Form 10-K for the year ended July 31, 2004 by:

•	writing to:

         Juna Rowland
         Vice President, Corporate and Investor Relations
         JLG Industries, Inc.
         13224 Fountainhead Plaza
         Hagerstown, Maryland 21742-2678; or

•	accessing JLG’s Internet site at www.jlg.com (under the Investor Relations section).

      You can also obtain a copy of JLG’s Form 10-K and other periodic filings with the Securities and Exchange Commission from the SEC’s EDGAR database at www.sec.gov.

PROPOSAL 1

ELECTION OF DIRECTORS

      The persons named in the following table have been nominated by the Board of Directors for election as directors at the Annual Meeting to hold office until the next Annual Meeting of Shareholders or until their successors shall be elected and qualified.

Nominees for Directors

		Director
Name	Age	Since	Background Information

Roy V. Armes	51	2000	Corporate Vice President and General Director, Whirlpool Mexico, S.A. de C.V., Whirlpool Corporation; prior to 2002, Corporate Vice President, Global Procurement Operations, Whirlpool Corporation.
William M. Lasky	57	1999	Chairman of the Board, President and Chief Executive Officer; prior to 2001, President and Chief Executive Officer; prior to 2000, President and Chief Operating Officer; prior to 1999, President, Dana Corporation, Worldwide Filtration Products Group, Director, Stoneridge, Inc.
James A. Mezera	74	1984	President, Mezera and Associates, Inc., a management consulting firm.
David L. Pugh	56	2004	Chairman of the Board and Chief Executive Officer of Applied Industrial Technologies, Inc.; prior to October 2000, Chief Executive Officer; prior to January 2000, President and Chief Operating Officer.
Stephen Rabinowitz	61	1994	Retired Chairman of the Board, President and Chief Executive Officer, General Cable Corporation, Director, Energy Conversion Devices, Inc.

		Director
Name	Age	Since	Background Information

Raymond C. Stark	61	2000	Retired Corporate Vice President, Six Sigma and Productivity, Honeywell International, Inc.; prior to 1999, President and General Manager, AlliedSignal Aerospace, Defense Electronics Co.
Thomas C. Wajnert	61	1994	Managing Director, FairView Advisors, LLC; Director, Reynolds American, Inc.; prior to 2002, Chairman of the Board and Chief Executive Officer, Epix Holdings, Inc.
Charles O. Wood, III	66	1988	President, Wood Holdings, Inc., a private investment firm.

      Each nominee for director listed above has been employed in the capacity noted for more than five years, except as indicated. There are no family relationships among or between any of the above-named nominees for director and any of the Company’s executive officers.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

      Board of Directors Structure and Operations. The Board of Directors’ role in corporate governance is reflected in the Company’s Principles of Corporate Governance, Code of Business Ethics and Conduct, and the structure of the Company’s committees that operate under written charters. The Principles of Corporate Governance, Code of Business Ethics and Conduct and charters for our five standing committees — Audit, Compensation, Directors and Corporate Governance, Finance and Executive — may be viewed on the Company’s website: www.jlg.com.

      Currently the Board of Directors is comprised of eight directors, seven of whom are not employees of the Company. In accordance with the Company’s Principles of Corporate Governance, the Board of Directors has determined that none of the seven non-employee directors has any material relationship with the Company and that each satisfies the “independence” requirements of the New York Stock Exchange listing standards and applicable Securities and Exchange Commission regulations. The Board of Directors based its determination on the independence criteria adopted by the Board of Directors which are attached as Appendix A to this proxy statement. Each of the standing committees is comprised solely of directors that satisfy these independence requirements, except for the Executive Committee, of which the Chairman of the Board and Chief Executive Officer is the only non-independent member.

      The Board of Directors has not appointed a single “lead director”. The Board of Directors believes its members collaborate well and welcomes the initiative of any director on any issue that a director perceives to require the Board of Directors’ attention. More generally the Board of Directors looks to the Chairmen of each of the Audit, Compensation, Directors and Corporate Governance, and Finance Committees to lead consideration of any matters within the jurisdiction of the applicable committee. Accordingly, these Chairmen rotate responsibility for chairing the executive sessions of our outside directors. Non-management directors may meet in executive sessions, without the Chief Executive Officer, at any time, and such sessions are held at all regularly scheduled meetings of the Board of Directors.

      The Board of Directors of JLG met ten times during the 2004 fiscal year and all of the directors attended 75% or more of the meetings of the Board of Directors and committees on which they served. Directors are expected to attend Board of Director meetings, meetings of committees on which they serve, and shareholder meetings, and to spend the time needed and to meet as frequently as necessary to properly discharge their responsibilities. Seven directors attended the fiscal 2003 annual meeting.

      Committee Descriptions. The Audit Committee has the role and responsibilities set forth in a written charter adopted by the Board of Directors, which is attached as Appendix B to this Proxy Statement. The

Audit Committee reviews and reassesses the charter annually and recommends any changes to the Board of Directors for approval. Based on the attributes, education and experience requirements set forth in Section 407 of the Sarbanes-Oxley Act of 2002 and associated regulations, the Board of Directors has determined that Mr. Mezera qualifies as an “Audit Committee Financial Expert.”

      The Compensation Committee principally evaluates the performance of the Chief Executive Officer; reviews his evaluations of the other officers’ performances; recommends compensation arrangements for all officers of the Company, including salaries, bonuses and other supplemental compensation programs; administers the Company’s Long Term Incentive Plan; and reviews all other officer-related benefit plans and management development programs.

      The Directors and Corporate Governance Committee is responsible for identifying and recommending to the Board of Directors appropriate areas of expertise to be represented on the Board of Directors; identifying qualified candidates to fill Board of Directors positions; reviewing and recommending the slate of directors to be submitted for election by the shareholders at each annual meeting; reviewing any such shareholder nominations of directors to determine whether they comply with substantive and procedural requirements; recommending to the Board of Directors staffing of committees and reviewing the scope of each committee’s responsibilities; reviewing shareholder proposals for inclusion in the Company’s proxy materials and determining whether they comply with substantive and procedural requirements; recommending to the Board of Directors appropriate levels of director compensation and compensation programs; reviewing and advising the Board of Directors regarding management succession plans; and evaluating the performance of the Board of Directors and current directors.

      The Executive Committee’s principal purposes are to (i) serve as a “sounding board” for the Chief Executive Officer to develop and hone issues or initiatives for further action by the Board of Directors or other committees, and (ii) exercise during intervals between meetings of the Board of Directors the powers of the Board of Directors except as otherwise limited by the committee’s charter.

      The Finance Committee is responsible for overseeing the Company’s capital, finance and investment policies, objectives and transactions. Within this oversight role, this committee exercises the full powers and authority of the Board of Directors except for certain categories of transactions with respect to which its role is limited to reviewing and making recommendations to the Board of Directors.

      The following table shows the current membership of each committee and the number of meetings held by each committee during fiscal 2004:

Directors and
Corporate
	Audit	Compensation	Governance	Executive	Finance
Director	Committee	Committee	Committee	Committee	Committee

Roy V. Armes	X	X			X
William M. Lasky				Chair
James A. Mezera	Chair		X	X	X
David L. Pugh	X	X	X
Stephen Rabinowitz	X			X	Chair
Raymond C. Stark	X	X	Chair	X
Thomas C. Wajnert		Chair		X	X
Charles O. Wood, III	X		X		X
Fiscal 2004 meetings	10	4	4	None	3

      Director Nominations and Shareholder Communications to the Board of Directors. As noted in the committee descriptions, the Directors and Corporate Governance Committee has primary responsibility for recommending actions with respect to the composition and membership of the Board of Directors. In addition to the procedural qualifications for director candidates set forth in the Company’s bylaws, the Committee will recommend director candidates generally based upon their abilities and experience in leadership and general business management with a view toward including within the Board directors with a diversity of skills and backgrounds as well as particular expertise in various disciplines including accounting or finance, marketing, manufacturing, engineering, and international markets. While there are no specific, substantive qualifications that the Directors and Corporate Governance Committee believes must be met by a candidate, in recommending director candidates, the Committee will seek to balance continuity in the Company’s operations with the need to ensure the Board of Directors is open to new ideas and able to critically re-examine the status quo. The Committee will also consider the attributes of the candidate, including his or her independence, integrity, diversity, and willingness to commit sufficient time to the Board of Directors, all in the context of an assessment of the perceived needs of the Board of Directors at that point in time. Candidates recommended by the Company’s shareholders, directors, officers, third party search firms and other sources may be considered by the Committee, and regardless of the source of the recommendation, such candidates will be reviewed in the same manner and recommended for nomination solely on the basis of merit.

      Director nominations, other than those by or at the direction of the Board of Directors, may be made pursuant to written notice received by the Secretary of the Company at 1 JLG Drive, McConnellsburg, PA 17233 no later than ninety days prior to the anniversary date of the previous year’s annual meeting. Such notice must be accompanied by written statements signed by each person so nominated setting forth all information in respect of such person that would be required by Rule 14a-3 promulgated by the Securities and Exchange Commission if such person had been nominated by the Board of Directors and stating that such person consents to such nomination and consents to serve as a director of the Company if elected.

      The Company paid fees to an unaffiliated third party search firm in fiscal 2004 to assist the Directors and Corporate Governance Committee in identifying and screening possible candidates for nomination.

      Communications with the Audit Committee regarding Audit, Accounting or Business Ethics Matters. As detailed in the Company’s Code of Business Conduct and Ethics, persons wishing to communicate with the Audit Committee regarding audit, accounting, or business ethics matters may do so either by calling the Company’s Ethics Hotline at (866) 544-3844 or by sending a written communication addressed to the Audit Committee Chairperson by regular mail to JLG Industries, Inc., 1 JLG Drive, McConnellsburg, PA 17233 or by email to ethicsline@jlg.com. All such communications will be forwarded directly to the Chairman of the Audit Committee.

      Other Communications with the Board of Directors. Shareholders who wish to communicate with members of the Board of Directors regarding other matters may do so by sending a written communication by regular mail addressed to the applicable director or committee c/o Corporate Secretary, JLG Industries, Inc., 1 JLG Drive, McConnellsburg, PA 17233 or by email to boardofdirectors@jlg.com. All such communications will be screened by the Company’s corporate secretary and forwarded to the applicable director or committee.

COMPENSATION OF DIRECTORS

      During fiscal 2004, we paid our directors who are not JLG employees a $52,000 annual retainer. In addition, each committee chairman received an additional retainer for their services as a chairman as follows: the Audit Committee chairman received $10,000, the Compensation Committee chairman received $7,500, the Directors and Corporate Governance Committee chairman received $5,000 and the Finance Committee chairman received $5,000 annual retainer. Directors are also reimbursed for out-of-pocket expenses incurred in connection with their attendance at meetings and for other services rendered as a director. We do not pay any other committee retainers or meeting fees.

      In addition, upon re-election following the 2003 shareholder meeting each director received a combination of restricted shares and options issued under the Company’s Long Term Incentive Plan having a then expected value of $38,000. 80% of the value was allocated to restricted shares and 20% to options both vesting upon each director’s first reelection to serve an additional term at the first annual meeting after the date of grant. The number of shares and options to deliver the expected value was based on the average closing price of our capital stock for the twenty trading days preceding the fifth day prior to the date of grant. The exercise price of the options was based on the fair market value of our capital stock on the date of grant.

      The Company has a Directors’ Deferred Compensation Plan, which entitles each eligible director to defer the receipt of fees payable for services as a director, restricted share awards and/or gains on stock options. Any director, who is not an employee of the Company, is eligible to participate in the plan. Messrs. Mezera and Wajnert elected to participate in the plan during fiscal 2004. Payments deferred under the plan are credited with an investment rate of return based upon investment indices available under the plan as selected by the participant.

      We evaluate our director compensation programs annually with the advice of an independent compensation consultant, and typically make any approved changes in our director compensation programs effective with the reorganization meeting of our Board of Directors following the annual shareholders meeting. Commencing following the 2004 reorganization meeting, we plan to increase the annual retainer for our non-employee directors to $56,500, and the expected value of restricted shares and options to be granted under the Company’s Long Term Incentive Plan to $50,000.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee is responsible for assisting the Board of Directors in its oversight responsibilities pertaining to the accounting, auditing and financial reporting processes of the Company. The Audit Committee is also responsible for the compensation, appointment and oversight of Ernst & Young LLP (“E&Y”), the independent auditors for the Company. The Audit Committee’s responsibilities are more fully described in the Audit Committee Charter at Appendix B.

      Management is responsible for establishing and maintaining a reporting process and a system of internal financial controls for the Company and for the preparation of the financial statements in accordance with U.S. generally accepted accounting principles. E&Y is responsible for performing an independent audit of the Company’s financial statements and issuing an opinion on the fairness and conformity of those financial statements to U.S. generally accepted accounting principles. The Audit Committee is responsible for monitoring and overseeing each of these processes.

•	In this context, we have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended July 31, 2004.

•	We have discussed with E&Y, the matters required to be discussed by Statement on Auditing Standards No. 61, Codification of Statements on Auditing Standards, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

•	We have received and reviewed the written disclosures and the letter from E&Y required by Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board.

•	We have considered the compatibility of non-audit services with the auditors’ independence and have discussed with the independent auditors their independence. Audit, audit-related and any permitted non-audit services provided to JLG by E&Y are subject to pre-approval by the Audit Committee.

      Based on the Audit Committee’s review of the audited financial statements and discussions with management and E&Y, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended July 31, 2004 for filing with the Securities and Exchange Commission.

      This report is submitted by the Audit Committee of the Board of Directors

James A. Mezera (Chairman)
Roy V. Armes
David L. Pugh
Stephen Rabinowitz
Raymond C. Stark
Charles O. Wood, III

REPORT OF THE COMPENSATION COMMITTEE

Executive Compensation Policies

      The Company’s executive compensation programs are designed to attract and retain qualified executives, to develop and manage implementation of the Company’s business plans and to provide appropriate incentives, based principally on objective criteria, that link compensation to individual and Company performance. The Compensation Committee, which is composed entirely of non-employee, independent directors, reviews executive compensation levels annually and recommends for Board of Directors consideration an annual compensation package for each executive officer. The package is comprised of:

•	Annual Base Salary

•	Cash bonus opportunity based upon annual performance objectives for the Company and the individual executive established under the Company’s Management Incentive Plan.

•	Stock-based awards valued based upon the Black-Scholes valuation method for stock options and designed to provide intermediate and long-term incentives to enhance shareholder value.

      Total compensation available in the combined package for each executive officer will generally be set based on the Company’s financial condition, performance objectives correlated to the Company’s annual business plan and comparisons to the preceding year’s package. The Committee also evaluates compensation levels for comparable positions reflected in survey data provided by the Committee’s independent compensation consultant. The consultant seeks to compile survey data drawn from a broad group of industrial companies of generally comparable revenue size, with generally comparable officer positions and responsibilities. In considering all of these factors, the Committee seeks to set base salaries generally equivalent to median levels reflected in the survey data. In setting performance-based compensation, the Committee seeks to provide Company executives with the opportunity to earn total compensation generally approximating the 75th percentile levels reflected in the survey data. As a secondary comparative measure for Chief Executive Officer compensation, the Committee examines compensation practices of a selected group of capital equipment manufacturers. However, the Committee believes that the market for skilled senior management is not limited to capital equipment manufacturers and that a broad industry comparison offers a better basis for evaluating competitive compensation levels than comparison to executive compensation paid by firms included in either the selected group of capital equipment manufacturers examined by the Committee or the Peer Industry Group identified in the Report of Five-Year Cumulative Shareholder Return included in this Proxy Statement.

Compensation for Fiscal Year 2004

      Compensation available for the Company’s executive officers for fiscal year 2004 consisted of a base salary and opportunity to earn a year-end cash bonus. The Committee also awarded stock options and restricted shares under the Company’s Long Term Incentive Plan.

      Base Salaries. For fiscal 2004, aggregate base salary competitiveness for all officers as a group was generally within the range of the Committee’s compensation philosophy with almost all officers’ salaries falling within plus or minus 15% of the median of the survey data provided by the Committee’s compensation consultant.

      Cash Bonus Opportunity. For fiscal 2004, the Committee established opportunities for a cash bonus under the Management Incentive Plan that could be earned on the basis of specific individual performance objectives and on the basis of the Company’s achievement of various levels of earnings per share (EPS), manufacturing profit, trade working capital as a percentage of total sales, and EPS growth relative to a peer group. Total bonuses paid under the Management Incentive Plan were generally above targeted levels as officers achieved various levels of success against their individual objectives and the Company’s performance fell somewhere between threshold and maximum for each of the Plan metrics. Accordingly total cash compensation for all officers as a group generally fell between the 50th and 75th percentile of survey data and was consistent with the Committee’s stated compensation philosophy.

      Stock-Based Awards. For fiscal 2004, the Committee also awarded to officers a blend of stock options and restricted shares that provides intermediate and long-term incentives and that offers opportunities for officers to earn total direct compensation above the 50th percentile levels reflected in survey data. The aggregate quantitative value of the stock-based awards was determined on a basis similar to fiscal 2003 with 40% of the quantitative value of stock-based awards to being allocated stock options and 60% to restricted shares. As with prior years, the stock options are exercisable at a price equal to fair market value of the Company’s share price as of the date of the grant and vest ratably over three years subject to each officer’s continued employment with the Company. The restricted share awards vest five years from the date of award, subject to each officer’s continued employment with the Company.

Chief Executive Officer Compensation

      The Committee believes that the CEO, Mr. Lasky, continues to demonstrate effective leadership in setting sound strategies, growing the Company’s revenues, and focusing on improving long-term profitability.

      For fiscal 2004, the Committee recommended and the Board of Directors approved an increase in Mr. Lasky’s annual salary from $600,000 to $630,000, which was at the 50th percentile level reflected in survey data. Mr. Lasky earned a bonus of $783,864, based on the Company’s performance as measured by the Management Incentive Plan and on his achievement of individual performance objectives including OmniQuip integration cost and synergy achievement, executive development and team building and New Philadelphia phase I integration execution. Mr. Lasky’s total cash compensation for fiscal 2004 comprised of his salary and bonus, fell between the 50th and 75th percentile of survey data.

      In considering intermediate and long-term incentives for fiscal 2004, the Committee awarded Mr. Lasky 80,200 restricted shares and options to acquire 69,400 shares of Common Stock. The quantitative value of the awards was determined by the Committee based upon a multiple of Mr. Lasky’s salary established at the 50th percentile of compensation survey data. The restricted shares vest at the end of five years subject to Mr. Lasky’s continued employment with the Company. The options have an exercise price equal to the fair market value of the Common Stock on the date of grant and vest ratably over each of the next three years subject to Mr. Lasky’s continued employment. Options and restricted shares would also vest upon a change in control of the Company or Mr. Lasky’s death, disability or retirement.

Discussion of Corporate Tax Deduction for Compensation in Excess of $1 Million a Year

      Section 162(m) of the Internal Revenue Code of 1986 (the “Internal Revenue Code”) precludes a public corporation from taking a tax deduction in any year for compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid executive officers. The $1 million annual deduction limit does not apply, however, to “performance-based compensation” as that term is defined in Internal Revenue Code Section 162(m)(4)(C) and regulations promulgated thereunder. Compensation deferred by an executive under a qualifying deferred compensation program also is not subject to the $1 million annual deduction limit if the compensation is paid after the individual ceases to be an executive officer.

      Compensation in respect of stock options granted under the Company’s Long Term Incentive Plan qualifies as “performance-based compensation.” However, restricted share awards that vest over time subject to an executive’s continued employment with the Company do not meet the technical requirements for “performance-based compensation.” Nonetheless, the Committee believes that this type of award promotes Company interests by creating incentives both to retain key personnel and to increase shareholder value. The Committee typically awards this type of restricted shares in amounts that will not result in compensation in excess of the $1 million deduction limit and during fiscal year 2004 no executive received non-performance-based compensation exceeding $1 million.

      This report is submitted by the Compensation Committee of the Board of Directors.

Thomas C. Wajnert (Chairman)
Roy V. Armes
David L. Pugh
Raymond C. Stark

EXECUTIVE COMPENSATION

      The following tables and narrative identify the Company’s executive officers and set forth compensation information for the Company’s Chief Executive Officer and its four most highly compensated executive officers (the “Named Executive Officers”) as of the end of the 2004 fiscal year.

Summary Compensation Table

					Long Term
					Compensation Awards
	Annual Compensation
					Restricted
				Other Annual	Stock		All Other
Name, Age and Principal Position	Year	Salary	Bonus(1)	Compensation(2)	Awards(3)	Options(4)	Compensation(5)

William M. Lasky, 57	2004	$630,000	$783,864	—	$1,122,800	69,400	$60,568
Chairman of the Board,	2003	600,000	153,000	—	1,206,330	137,800	17,790
President and Chief	2002	475,008	—	—	623,314	106,300	34,133
Executive Officer
James H. Woodward, Jr., 51	2004	375,000	346,054	—	315,000	19,400	11,165
Executive Vice President	2003	350,016	102,721	—	372,880	42,600	8,083
and Chief Financial	2002	308,016	—	—	292,904	49,900	12,307
Officer
Craig E. Paylor, 48	2004	292,008	182,584	—	163,800	10,100	29,232
Senior Vice President,	2003	270,428	44,720	—	175,380	20,000	11,667
Sales, Marketing and	2002	226,680	—	—	138,405	23,500	6,416
Customer Support
Thomas D. Singer, 52	2004	280,008	163,612	—	156,800	9,700	32,762
Senior Vice President,	2003	245,016	49,781	—	154,840	17,700	15,912
General Counsel and	2002	225,000	—	—	125,020	21,200	9,590
Secretary
Peter L. Bonafede, Jr., 54	2004	247,008	161,444	—	138,600	8,500	27,851
Senior Vice President,	2003	235,008	50,365	—	148,520	16,900	10,578
Manufacturing	2002	215,016	—	—	118,769	20,300	8,393

(1)	Reflects bonuses earned during the fiscal year, but paid during the following fiscal year.

(2)	Excludes the value of perquisites and other personal benefits. The incremental cost to the Company of providing such perquisites and other personal benefits did not exceed the lesser of either $50,000 or 10% of annual salary and bonus for any of the Named Executive Officers.

(3)	The 2004 restricted shares were awarded on July 21, 2004. The shares vest in five years from the date of award. Total restricted shares held and the aggregate market value at July 31, 2004 for the Named Executive Officers were as follows: Mr. Lasky, 337,350 shares valued at $4,722,900; Mr. Woodward, 126,100 shares valued at $1,765,400; Mr. Paylor, 55,900 shares valued at $782,600; Mr. Singer, 53,117 shares valued at $743,638; and Mr. Bonafede, 50,167 shares valued at $702,338.

(4)	The 2004 options were awarded on July 21, 2004.

(5)	Includes payments pursuant to the Company’s Supplemental Medical Care Reimbursement Plan for the Named Executive Officers to reimburse medical expenses incurred by them or their dependents and not paid by other employee benefit plans (Mr. Lasky $3,704; Mr. Woodward $1,775; Mr. Paylor $4,689; Mr. Singer $8,000; and Mr. Bonafede $5,152); and payments pursuant to the Company’s Annual Physical Examination Plan (Mr. Lasky $1,007); contributions to the Company’s discretionary, defined contribution retirement plan (Mr. Lasky $9,390; Mr. Woodward $9,390; Mr. Paylor $14,635; Mr. Singer $14,856; and Mr. Bonafede $14,552) and contributions pursuant to the Company’s Executive Deferred Compensation Plan (Mr. Lasky $46,467; Mr. Paylor $9,908; Mr. Singer $9,906; and Mr. Bonafede $8,147).

Stock Options/ SAR Grants in Last Fiscal Year

	Individual Grants

		% of Total			Potential Realizable Value
		Options			at Assumed Annual Rates of
		Granted to			Stock Price Appreciation
	Options/	Employees	Exercise or		for Option Term(3)
	SARs	in Fiscal	Base Price	Expiration
Name	Granted(1)	Year	Per Share	Date(2)	5%	10%

William M. Lasky	69,400	12%	$14.00	July 21, 2014	$611,034	$1,548,480
James H. Woodward, Jr.	19,400	3	14.00	July 21, 2014	170,808	432,860
Craig E. Paylor	10,100	2	14.00	July 21, 2014	88,926	225,355
Thomas D. Singer	9,700	2	14.00	July 21, 2014	85,404	216,430
Peter L. Bonafede, Jr.	8,500	1	14.00	July 21, 2014	74,838	189,655

(1)	Consists solely of options to purchase shares of Capital Stock.

(2)	Options become exercisable in equal amounts over a three-year period beginning July 21, 2005. To the extent not already exercisable, the options generally become exercisable upon a change in control. A change in control means either (i) any person or group becomes the beneficial owner of 25% or more of the total voting power of the Company’s Capital Stock, (ii) the election within a twelve-month period of three or more directors whose election is not approved by the majority of the Board of Directors or (iii) the incumbent directors cease to be a majority of the Board of Directors.

(3)	The potential realizable value illustrates value that would be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation in the market price of the Capital Stock over the terms of the options. The potential realizable value to all shareholders using the specified 5% and 10% rates of appreciation and the outstanding shares at July 31, 2004 would be $386,546,108 and $979,583,731, respectively. The Company’s use of these hypothetical appreciation rates specified by the Securities and Exchange Commission should not be construed as an endorsement of the accuracy of this method of valuing options. The value realized by the holders of the options will depend upon the actual performance of the Capital Stock over the term of the options.

Aggregated Option/ SAR Exercises in Last Fiscal Year and Fiscal Year End Option/ SAR Values

			Number of		Value of Unexercised
			Unexercised Options at		In-the-Money Options at
	Shares		Fiscal Year End(1)		Fiscal Year End(2)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

William M. Lasky	—	$—	520,366	252,234	$1,406,861	$925,915
James H. Woodward, Jr.	86,299	345,037	49,034	81,067	207,887	341,904
Craig E. Paylor	—	—	94,004	39,101	255,654	160,769
Thomas D. Singer	—	—	78,041	35,634	218,072	143,639
Peter L. Bonafede, Jr.	—	—	86,899	33,301	245,334	137,346

(1)	The Company does not have any outstanding stock appreciation rights.

(2)	Value is calculated based on the difference between the option exercise price and the closing market price of the Company’s Capital Stock on July 31, 2004, multiplied by the number of shares underlying the option. The calculation omits options where the exercise price exceeds the closing market price.

Compensation Pursuant to Plans

      The Company maintains separate benefit plans for employees of the Company. The following describe the Company’s plans and related benefits.

      The Company maintains a non-qualified defined benefit plan that provides for payments, following retirement or in other specified circumstances, equal to the average of the officer’s base salary plus cash bonus for the two calendar years in which the sum is the highest, multiplied by 65% for Mr. Lasky, 60% for Mr. Woodward and 55% for each of Messrs. Paylor, Singer and Bonafede; offset, however, by the actuarial equivalent of benefits provided to the officer in conjunction with the Company’s contribution to other employer sponsored retirement plans, the actuarial equivalent of retirement benefits provided by previous employers of the officer; and 50% of the officer’s social security benefit. The retirement benefit is payable in the form of a ten year certain life annuity, with options for a joint and survivor annuity and an actuarial equivalent lump sum payout. The officer may elect to receive a reduced retirement benefit in the case of early retirement. The plan provides for 25% vesting per year after two years of service, with full vesting after five years of service. Based on their annual compensation through the end of the Company’s 2004 fiscal year, with the benefits identified in the plan, assuming a 6% increase in their annual compensation, attainment of their target bonus and normal retirement age has been attained or retirement dates are announced, the Named Executive Officers would be entitled to projected annual payments under the plan as follows: Mr. Lasky, $839,315; Mr. Woodward, $501,165; Mr. Paylor, $231,375; Mr. Singer, $176,199; and Mr. Bonafede, $221,829. The Company also provides a separate retiree medical plan for the officers, together with their spouses and eligible dependents.

      The Company has an executive deferred compensation plan that allows officers to defer all or a portion of their base salary, cash bonus, restricted share award and/or gains on stock options. Provided that the officer elects to defer some portion of his base salary, cash bonus, restricted share award and/or gains on stock options, the Company will contribute to the officer’s account an amount equal to the amount that would have been contributed by the Company to the account in the Company’s Employees’ Retirement Savings Plan in the form of matching and profit sharing contributions, but for the various limitations in the Internal Revenue Code for highly compensated employees. Payments deferred and contributions received under the plan are credited with an investment rate of return based upon investment indices available under the plan as selected by the participant.

      The Company also maintains an executive severance plan which will provide a severance benefit of two times the aggregate of base salary and cash bonus for Mr. Lasky and one times the aggregate of base salary and cash bonus for Messrs. Singer, and Paylor, with base salary and cash bonus being the amounts paid the officer for the final twelve calendar months of employment. The severance benefit is payable in the form of a lump sum upon involuntary termination of employment by the Company, unless the termination is for one of the specified reasons which includes disloyalty or conviction of a felony. The severance benefit is also payable in certain other circumstances in connection with a change of control and will be adjusted to gross-up for any excise tax applicable to compensation in excess of limits provided in Section 280G of the Internal Revenue Code. No severance benefit is payable if the officer is entitled to a retirement benefit under the supplemental executive retirement plan, except in connection with a change of control. The severance benefit includes continuation of Company provided life and medical insurance in the event of a change in control.

REPORT OF FIVE-YEAR CUMULATIVE SHAREHOLDER RETURN

      The following graph compares the cumulative return on the Company’s Capital Stock over the past five years with the cumulative total return on shares of companies comprising a peer group index and the Russell 2000 Index. Our own peer group index for the proxy graph is composed of the following seven companies: Astec Industries, Inc., Caterpillar Inc., Deere & Company, Gehl Company, The Manitowoc Company, Inc., Terex Corporation and United Rentals, Inc. Cumulative total return is measured assuming an initial investment of $100 on July 31, 1999 and the reinvestment of all dividends paid. The companies in the peer group are weighted by market capitalization.

Year Ended July 31,	1999	2000	2001	2002	2003	2004

JLG Industries, Inc.	$100	$51.26	$57.04	$45.53	$45.62	$71.16
Peer Group Index	100	71.69	100.30	88.97	123.37	145.37
Russell 2000 Index	100	112.30	108.78	88.05	106.80	124.21

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

      The following table shows the number of shares of the Company’s Capital Stock beneficially owned on September 10, 2004 by each director-nominee, each Named Executive Officer, and all current directors and executive officers as a group. All ownership information is based upon filings made by such persons with the Securities and Exchange Commission or upon information provided to the Company.

	Amount and Nature of Beneficial Ownership

		Acquirable
	Currently	Within	Percent of
Name of Person or Group(1)	Owned(2)	60 Days	Class(3)

William M. Lasky	402,256	555,799	2.1%
James H. Woodward, Jr.	133,489	65,667	—
Craig E. Paylor	97,386	101,837	—
Peter L. Bonafede, Jr.	87,193	93,666	—
Charles O. Wood, III	76,581 (4)	60,000	—
Thomas D. Singer	68,488	85,108	—
James A. Mezera	47,000	60,000	—
Stephen Rabinowitz	19,581	60,000	—
Thomas C. Wajnert	11,600	60,000	—
Roy V. Armes	5,581	19,167	—
Raymond C. Stark	3,581	19,167	—
David L. Pugh	1,596	—	—
All directors and executive officers as a group (14 persons)	1,113,384	1,268,809	5.3%

(1)	The address of each of the named persons is in care of JLG Industries, Inc., 1 JLG Drive, McConnellsburg, PA 17233.

(2)	Each person listed has advised the Company that, except as otherwise indicated, such person has sole voting and sole investment power with respect to the shares indicated, except for certain shares as follows where each person has voting but not investment power: Mr. Lasky, 337,350; Mr. Woodward, 121,100; Mr. Paylor, 64,584; Mr. Singer, 66,869; Mr. Bonafede, 50,167; Mr. Wood, 2,581; Mr. Rabinowitz, 2,581; Mr. Armes, 2,581; Mr. Stark, 2,581; Mr. Pugh, 1,596; and all directors and executive officers as a group, 730,910.

(3)	Percentages are not shown where less than 1.0%.

(4)	Includes 10,000 shares owned by a family trust.

      The following table sets forth the name and address of each shareholder known to the Company to be beneficial owner of more than five percent of the outstanding shares of the Company’s Capital Stock.

	Amount and
	Nature of	Percent of
Name and Address	Beneficial Ownership	Class

T. Rowe Price Associates, Inc.	3,452,000 (1)	7.9%
100 East Pratt Street
Baltimore, MD 21202-1009

(1)	As of September 9, 2004, based on information supplied to the Company by T. Rowe Price Associates, Inc.

PROPOSAL 2

RATIFICATION OF INDEPENDENT AUDITORS

      The accounting firm of Ernst & Young LLP served as the Company’s independent auditors throughout fiscal year 2004 and the Board of Directors, on the recommendation of the Audit Committee, has selected the firm as the Company’s independent auditors for fiscal 2005. The Board of Directors recommends ratification of the selection of E&Y as the Company’s independent auditors for the fiscal year 2005. A representative of E&Y is expected to be present at the annual meeting, with the opportunity to make a statement if they desire to do so, and to respond to appropriate questions. If the selection is not ratified, the Board of Directors will reconsider its action.

Audit Fees

      The aggregate fees billed by E&Y for professional services rendered for the audit of JLG’s annual financial statements, the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services provided in connection with other statutory or regulatory filings were $795,000 for the fiscal year ended July 31, 2004, and $564,000 for the fiscal year ended July 31, 2003.

Audit-Related Fees

      The aggregate fees billed by E&Y in each of the last two fiscal years for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and not reported under the caption Audit Fees were $1,433,000 for the year ended July 31, 2004, and $271,000 for the year ended July 31, 2003. These services included due diligence and accounting consultations related to mergers, acquisitions and dispositions and accounting consultations concerning regulatory reporting. In addition, the fee amount for the fiscal year ended July 31, 2004, included $585,000 related to the prior year and first quarter financial restatement.

Tax Fees

      The aggregate fees billed by E&Y in each of the last two fiscal years for professional services rendered for tax compliance, tax advice, and tax planning were $2,170,000 for the year ended July 31, 2004, which included $1,469,000 for tax compliance services and $701,000 for tax advice and planning services, and $2,640,000 for the year ended July 31, 2003, which included $1,161,000 for tax compliance services and $1,479,000 for tax advice and planning services. These services included assistance in the preparation of the Company’s income, expatriate, value-added tax and executive tax returns, assistance with tax audits and appeals and tax planning.

All Other Fees

      None.

Pre-Approval Policies and Procedures

      Pursuant to the Audit Committee Charter and Audit Committee formal policy, the Audit Committee must pre-approve all audit, audit-related and permitted non-audit services performed by the Company’s independent auditor. All reports and requests describing services to be rendered, estimated fees and other material terms and conditions, must be submitted to the Audit Committee by the Company’s Chief Accounting Officer. The Audit Committee may delegate specific pre-approval authority to one or more of its members. Any specific approval decisions made by such member or members must be reported to the full Audit Committee at its next scheduled meeting. The Audit Committee approved all services provided by E&Y during fiscal 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      The rules of the Securities Exchange Act of 1934 require that the Company disclose late filings of reports of stock ownership, or changes in ownership, by its directors, officers, and 10% stockholders. Based on its review of the copies of forms it received, or written representations from reporting persons that they were not required to file a Form 5, the Company believes that, during fiscal 2004, all reports required under Section 16(a) of the Securities Exchange Act for its directors, officers, and 10% stockholders were filed on a timely basis, except that Mr. Singer filed one late report of an acquisition of securities and Mr. Wood filed two late reports of sales of securities.

SHAREHOLDER PROPOSALS

      Shareholder proposals intended to be presented at the 2005 annual meeting must be received in writing by the Company before June 10, 2005 in order to be considered for inclusion in the Company’s proxy materials relating to that meeting. For any proposal that is not submitted for inclusion in next year’s Proxy Statement, but is instead sought to be presented directly at the 2005 annual meeting, Securities and Exchange Commission rules will permit management to vote proxies in its discretion if the Company: (1) receives notice of the proposal before the close of business on August 24, 2005, and advises share owners in the 2005 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on August 24, 2005. Shareholder proposals or notices of intention to present proposals at the 2005 Annual Meeting should be addressed to Corporate Secretary, JLG Industries, Inc., 1 JLG Drive, McConnellsburg, Pennsylvania 17233.

OTHER BUSINESS

      The Board of Directors of the Company knows of no other matter that is to be presented for action at the Annual Meeting other than those listed as items 1 through 2 in the Notice of Annual Meeting. As to any other business that may properly come before the meeting, proxies will be voted in accordance with the best judgment of the persons voting such proxies.

For the Board of Directors,

THOMAS D. SINGER
Secretary

October 6, 2004

APPENDIX A

JLG INDUSTRIES, INC.

DIRECTOR INDEPENDENCE STANDARDS

      A substantial majority of the Board shall be comprised of independent directors. A director will be deemed “independent” only if he or she meets the requirements of independence under the New York Stock Exchange rules, and the following criteria:

(a) The Board affirmatively determines the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).

(b) At no time during the three year period prior to the time in question, was the director, an employee of the Company, or was a member of the director’s immediate family has been an executive officer of the Company. For purposes of the foregoing, employment as an interim Chairman or CEO will not disqualify the director from being considered independent.

(c) At no time during the three year period prior to the time in question, did the director or any member of the director’s immediate family receive, in any twelve month period, more than $100,000 in direct compensation from the Company. For the purpose of the foregoing, the following compensation and fees will not be counted toward the $100,000 limitation:

(i) Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(ii) Compensation received by the director for service as an interim Chairman or CEO; and

(iii) Compensation received by an immediate family member for service as a non-executive employee of the Company.

(d) At no time during the three year period prior to the time in question, was the director or any member of the director’s immediate family affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company.

(e) At no time during the three year period prior to the time in question, was the director or any member of the director’s immediate family employed as an executive officer of a company where any of the Company’s executives at the current time in question, serve on such other company’s compensation committee.

(f) At no time during the three year period prior to the time in question, did a company as to which at the time in question the director is an employee or executive officer or as to which at the time in question a member of the director’s immediate family is an executive officer, make payments to or receive payments from the Company for property or services in an amount in excess of the greater of $1 million or 2% of such other company’s consolidated gross revenue. For purposes of the foregoing, both the payments and the consolidated gross revenues to be measured should be those reported in the last completed fiscal year.

A-1

APPENDIX B

JLG INDUSTRIES, INC.

AUDIT COMMITTEE CHARTER

I.	Authorization

      The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of JLG Industries, Inc. (the “Company”) is authorized, pursuant to Section 1731 of the Pennsylvania Business Corporation Law and Section 21 of the Company’s Bylaws, to exercise all the powers and authority of the Company necessary to carry out the purposes and responsibilities set forth herein.

II.	Purpose

      The principal purposes of the Committee are:

•	to assist the Board oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditor;

•	to prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

III.     Committee Membership

      The Committee shall consist of no fewer than three members, each of whom shall meet the independence and experience requirements of the New York Stock Exchange and such other independence and experience requirements, if any, as may be established by law, regulation or the Company’s Corporate Governance Principles. The members of the Committee shall be designated by the Board, on recommendation by the Directors and Corporate Governance Committee, during the Board of Directors’ reorganizational meeting held in November of each year.

      Each year during the first Committee meeting following the reorganizational meeting of the Board, the Committee shall select from its members a Chairman, who may be the incumbent Chairman or another member of the Committee.

      The Board shall have sole authority to appoint and remove members of the Committee.

IV.	Authority and Responsibilities

A. Independent Auditor Selection and Oversight

      1. The Committee shall have the sole authority to appoint, retain, evaluate, compensate or terminate the Company’s independent auditor (subject, if applicable, to shareholder ratification) and to approve all audit engagement fees and terms. The Committee shall meet annually with the independent auditor and financial management of the Company to review the scope and plan of the proposed audit for the year, including the independent auditor’s compensation and terms of engagement. At the conclusion of each audit the Committee shall review the results of the audit, including any comments or recommendations of the independent auditor and management’s response to such comments or recommendations.

      2. The Committee shall review and approve all non-audit engagements with the independent auditor and otherwise ensure that the independent auditor submits on a periodic basis to the Committee a formal written statement delineating all relationships between the independent auditor and the Company. In addition, the Committee shall actively engage in dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity or independence of the independent auditor.

      3. The Committee shall, at least annually, obtain and review a report by the independent auditor describing: (a) the independent auditor firm’s internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (c) (to assess the auditor’s independence) all relationships between the independent auditor and the Company.

      4. After reviewing the material described in paragraphs 2 and 3 and the independent auditor’s work throughout the year, the Committee shall evaluate the qualifications, performance, and independence of the auditor. Such evaluation shall include, without limitation: (a) a review and evaluation of the lead partner and senior manager of the independent auditor and (b) the opinions of management and the Company’s internal auditors or any other personnel responsible for the internal audit function. In addition to assuring the regular rotation of the lead audit partner as required by law, the Committee shall also consider whether, to assure continuing auditor independence, there should be regular rotation of the independent auditor firm itself. The Committee shall present its conclusions to the Board and, if so determined by the Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance, and independence of the independent auditor.

      5. The Committee shall determine clear hiring policies for employees or former employees of the independent auditor.

B. Financial Statements and Disclosures

      1. The Committee shall review and discuss the annual audited financial statements included in the Company’s Form 10-K and quarterly financial statements included in the Company’s Form 10-Q, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with management and the independent auditor prior to their release. This review should be coordinated with the independent auditor’s quarterly reviews and annual audits of the Company’s financial statements and issuance of their applicable reports and opinions. The Committee shall determine that the independent auditor is satisfied with the report’s disclosure and content.

      2. The Committee shall review and discuss with management and the independent auditor any significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; (b) any major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (c) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including, analyses of the effect of alternative assumptions, estimates, or GAAP methods on the Company’s financial statements; and (d) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the financial statements of the Company.

      3. The Committee shall provide the opportunity at all Committee meetings to meet privately with the independent auditor and, in any event, shall regularly review and discuss with the independent auditor any audit problems or difficulties and management’s response including: (a) any restrictions on the scope of the independent auditor’s activities or on access to requested information; and (b) any significant disagreements with management. The Committee may also review with the independent auditor (a) any accounting adjustments that were noted or proposed by the auditor but were not incorporated into the financial statements or disclosure (as immaterial or otherwise); (b) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement; and (c) any “management” or “internal control” letter issued or proposed to be issued, by the audit firm to the Company.

      4. The Committee shall resolve all disagreements between management and the independent auditor regarding financial reporting.

      5. The Committee shall discuss generally (i.e., the types of information to be disclosed and the type of presentation to be made) earnings press releases (with particular attention to the use of “pro forma,” or

“adjusted” non-GAAP, information) as well as financial information and earnings guidance provided to analysts and rating agencies.

      6. The Committee shall prepare the annual report of the Committee required by SEC rules and undertake all matters necessary for the preparation of such report.

C. Oversight of Internal Audit Function and Compliance

      1. The Committee shall review the appointment and replacement of the Company’s internal auditor.

      2. The Committee shall review the significant reports to management prepared by the internal auditing department and meet privately with the Company’s internal auditor at all Committee meetings to discuss any specific questions concerning internal or operational controls, or any other matters which the Committee might wish to address. The Committee shall also review management response to any significant reports prepared by the internal auditor or to any questions concerning internal or operational controls raised by the Company’s internal auditor or the Committee.

      3. The Committee shall review and discuss with the independent auditor the internal audit function of the Company including the proposed programs for the coming year and the coordination of such programs with the independent auditor, with particular attention to maintaining an appropriate effective balance between independent and internal auditing resources. Such review shall include a discussion of the appropriate budget, staffing, and any recommended changes in the scope of the Company’s internal auditing programs.

      4. The Committee shall meet privately with the Company’s Chief Financial Officer at all Committee meetings.

      5. The Committee shall review with the independent auditor and with the Company’s financial and accounting personnel the adequacy and effectiveness of the internal auditing and accounting and financial controls of the Company, and elicit any recommendations that they may have for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures which might be deemed illegal or otherwise improper.

      6. The Committee shall monitor compliance with prescribed Company policies and procedures designed to disclose conflicts of interest, illegal payments and record-keeping, fraudulent financial practices, and unethical corporate behavior.

      7. The Committee shall discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

      8. The Committee shall discuss with the Company’s General Counsel any legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

      9. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Committee shall investigate and take appropriate action with respect to any matter brought to its attention, within the scope of the Committee’s duties, and retain outside experts for this purpose if appropriate in its judgment.

D. Risk Management and Other Matters

      1. The Committee shall review and discuss with management guidelines and policies with respect to risk assessment and risk management, including major financial risk exposures and the steps taken by management to monitor and control such exposures.

      2. The Committee shall review with the Board any issues that arise with respect to the performance and independence of the Company’s independent auditor, the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, or the performance of the internal audit function.

      3. The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting, or other consultants to advise the Committee.

      4. The Committee shall review and assess this Charter and the performance of this Committee annually to ensure that they are consistent with the short-term and long-range goals of the Company and recommend any proposed changes to the Board.

      5. The Committee shall remain generally informed regarding current and proposed changes in SEC financial reporting requirements, generally accepted accounting principles and generally accepted auditing standards.

      6. The Committee shall conduct such other duties as may be lawfully delegated to the Committee from time to time by the Board.

      7. The Committee shall determine appropriate funding for payment of compensation: (a) to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (b) to any consultants or advisers employed by the Committee; and (c) for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

V.     Limitation of Audit Committee’s Role

      The purpose, authority, and responsibilities of the Committee, as set forth in this Charter, do not impose upon the Committee the duty to (1) plan or conduct audits of the Company, or (2) determine whether the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable state and federal securities laws, rules, or regulations. This duty shall remain the responsibility of the Company’s independent auditor and management.

VI.     Meetings and Minutes

      The Committee shall hold meetings, in person or by telephone, at such times and with such frequency as it deems necessary to carry out its duties and responsibilities under this Charter, but in no event less than once per quarter. In addition, the Committee shall meet with management, the internal auditors, and the independent auditor in separate executive sessions at least quarterly. Special meetings of the Committee may be called by the Chairman of the Board or the CEO of the Company or by the Chairman of the Committee, with notice of any such special meeting to be given in accordance with the Company’s Bylaws. A majority of the members of the Committee shall constitute a quorum for the transaction of business by the Committee. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

      The Committee also may act by unanimous written consent in accordance with the terms of the Company’s Bylaws.

      Minutes of each Committee meeting and records of all other Committee actions shall be prepared by the Secretary of the Company or, if the Secretary is not present at the meeting, any person appointed by the Chairman of the Committee, and shall be retained with the permanent records of the Company.

      The Committee shall report to the Board, no later than the next regular Board meeting, all decisions made and actions taken by the Committee.

VII.     Adoption and Amendment

      This Charter has been adopted by, and may be amended at any time or from time to time, in whole or in part, solely by a resolution adopted by the Board.

DIRECTIONS TO THE FOUNTAINHEAD COUNTRY CLUB
13316 Fountain Head Road, Hagerstown, Maryland 21742

FROM EAST (BALTIMORE, MD)

☐ I-70 West to I-81 North, to Exit 9 (Maryland)
☐ Bottom of ramp turn right (Maugans Ave.)
☐ Go to 2nd traffic light and turn right onto Rt. 11 South (Pennsylvania Ave.)
☐ Go .6 mile, turn left onto Fountain Head Road
☐ Proceed to Country Club on the right (13316 Fountain Head Road)

FROM EAST (WASHINGTON, DC)

☐ I-270 North to I-70 West, to I-81 North, to Exit 9 (Maryland)
☐ Bottom of ramp turn right (Maugans Ave.)
☐ Go to 2nd traffic light and turn right onto Rt. 11 South (Pennsylvania Ave.)
☐ Go .6 mile, turn left onto Fountain Head Road
☐ Proceed to Country Club on the right (13316 Fountain Head Road)

FROM NORTH (HARRISBURG, PA)

☐ I-81 South to Exit 9 (Maryland)
☐ Bottom of ramp turn left (Maugans Ave.)
☐ Go to 2nd traffic light and turn right onto Rt. 11 South (Pennsylvania Ave.)
☐ Go .6 mile, turn left onto Fountain Head Road
☐ Proceed to Country Club on the right (13316 Fountain Head Road)

FROM SOUTH (WINCHESTER, VA)

☐ I-81 North to Exit 9 (Maryland)
☐ Bottom of ramp turn right (Maugans Ave.)
☐ Go to 2nd traffic light and turn right onto Rt. 11 South (Pennsylvania Ave.)
☐ Go .6 mile, turn left onto Fountain Head Road
☐ Proceed to Country Club on the right (13316 Fountain Head Road)

FROM WEST (CUMBERLAND, MD)

☐ I-70 East to I-81 North to Exit 9 (Maryland)
☐ Bottom of ramp turn right (Maugans Ave.)
☐ Go to 2nd traffic light and turn right onto Rt. 11 South (Pennsylvania Ave.)
☐ Go .6 mile, turn left onto Fountain Head Road
☐ Proceed to Country Club on the right (13316 Fountain Head Road)

JLG INDUSTRIES, INC.
1 JLG DRIVE
MCCONNELLSBURG, PA 17233-9533

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and does hereby appoint William M. Lasky, James H. Woodward, Jr. and Thomas D. Singer, and each of them, or such person or persons as they or any of them may substitute and appoint as proxy or proxies of the undersigned, to represent the undersigned and to vote all shares of JLG Industries, Inc. Capital Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of JLG Industries, Inc. to be held on Thursday, November 18, 2004 at 9:00 a.m. and at all adjournments of such meeting.

THE PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, PROXIES WILL BE VOTED FOR PROPOSALS 1 AND 2.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

JLG INDUSTRIES, INC.
November 18, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

The Board of Directors unanimously recommends a vote FOR
its nominees and proposal 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK
YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Proposal 1. Election of Directors.
☐ FOR ALL NOMINEES
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
☐ FOR ALL EXCEPT
     (See instructions below)

NOMINEES:
☐ R.V. Armes
☐ W.M. Lasky
☐ J.A. Mezera
☐ D.L. Pugh
☐ S. Rabinowitz
☐ R.C. Stark
☐ T.C. Wajnert
☐ C.O. Wood, III

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Proposal 2. Ratify the appointment of Ernst & Young LLP as independent auditors for the ensuing year.

☐ FOR       ☐ AGAINST       ☐ ABSTAIN

Proposal 3. In their discretion, upon any other business that may properly come before the meeting or any adjournment thereof.

Signature of Shareholder                                                                                   Date:

Signature of Shareholder                                                                                   Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.